UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 E. Germann Road Chandler, Arizona	85286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange
Warrants to purchase Class A common stock, at an exercise price of $11.50 per share	OPADWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 31, 2021, Offerpad Solutions Inc. (the “Company”), then operating under the name Supernova Partners Acquisition Company, Inc., held a special meeting of stockholders (the “2021 Special Meeting”) to approve certain matters relating to its proposed business combination with OfferPad, Inc. and Orchids Merger Sub, Inc. One of these matters was to approve an amendment and restatement of its certificate of incorporation to read in its entirety as set forth in the Third Amended and Restated Certificate of Incorporation (“New Certificate of Incorporation”) to, among other things, increase the total number of authorized shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), from 100,000,000 shares to 2,000,000,000 shares (collectively, the “New Certificate of Incorporation Proposal”). The New Certificate of Incorporation Proposal was approved by a majority of the shares of Class A common stock and Class B common stock, par value $0.0001 per share (the “Class B common stock”) of the Company, voting together as a single class, that were outstanding as of the record date for the 2021 Special Meeting. After the 2021 Special Meeting, the business combination was consummated, the New Certificate of Incorporation became effective, and the Company changed its name to Offerpad Solutions Inc.

A recent decision of the Court of Chancery has created uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law (“DGCL”) would have required the New Certificate of Incorporation Proposal to be approved by a separate vote of the majority of the Company’s then-outstanding shares of Class A common stock, in addition to a majority of the shares of Class A common stock and Class B common stock voting together.

The Company continues to believe that a separate vote of Class A common stock was not required to approve the New Certificate of Incorporation Proposal. Additionally, though the Company’s proxy statement relating to the 2021 Special Meeting did not disclose that a separate vote of all outstanding Class A common stock and Class B common stock was required, the Company did receive a majority vote of the outstanding Class A common stock at the 2021 Special Meeting for the New Certificate of Incorporation Proposal. However, in light of the recent Court of Chancery decision, on March 9, 2023 the Company filed a petition in the Court of Chancery pursuant to Section 205 of the DGCL (the “Petition”) seeking validation of the New Certificate of Incorporation Proposal, and the shares issued in reliance on the effectiveness of the New Certificate of Incorporation Proposal to resolve any uncertainty with respect to those matters. Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts and stock after considering a variety of factors. A copy of the Petition is attached as Exhibit 99.1 to this Form 8-K.

If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization resulting from the Court of Chancery’s ruling referenced above could have a material and adverse impact on the Company, including on the Company’s ability to complete equity financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. This uncertainty could impair the Company’s ability to execute its business plan, attract and retain employees, management and directors and adversely affect its commercial relationships.

On March 10, 2023, the Court of Chancery granted the motion to expedite and set a hearing date for the Petition to be heard. The hearing has been set for March 29, 2023 at 10:20 a.m. Eastern Time at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

This Form 8-K constitutes notice of the hearing. If any stockholder of the Company wishes to express a position on the Petition, such stockholders of the Company may (i) appear at the hearing or (ii) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re Offerpad Solutions Inc., C.A. No. 2023-0298-LWW in advance of the hearing, and any such written submission should be emailed to the Company’s counsel, Kevin Gallagher, Richards, Layton & Finger, P.A., at gallagher@rlf.com.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Report:

Exhibit	Description

99.1	Verified Petition for Relief Pursuant to 8 Del. C. § 205.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: March 17, 2023	By:	/s/ Michael Burnett
Michael Burnett
Chief Financial Officer